-------------------------------------------------------
                            ARTICLES OF INCORPORATION
                                       OF
                              PARADISE TAN, INC.,
            -------------------------------------------------------


                                  ARTICLE ONE
          The name of the Corporation is PARADISE TAN, INC.


                                  ARTICLE TWO
          The period of its duration is perpetual.


                                  ARTICLE THREE
          The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR
          The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000). The shares have a par value of One Dollar.


                                  ARTICLE FIVE
          The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.


                                  ARTICLE SIX
          The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

                         Ron Schaefer
                         2028 Parkridge Drive
                         Hurst, Texas 76054


                                  ARTICLE SEVEN
          The number of initial Directors is three. The names and addresses of the initial directors are:

                         Ron Schaefer
                         2028 Parkridge Drive
                         Hurst, Texas 76054

                         Dan Broder
                         1901 Central Drive, Suite 801
                         Bedford, Texas 76021

                         Dan Sturdivant
                         5404 Linden Court
                         Colleyville, Texas 76034


                                  ARTICLE EIGHT
          The name and address of the Incorporator is:

                         Marilyn S. Hershman
                         408 W. 17th Street, Suite 101
                         Austin, Texas 78701-1207
                         (512) 474-2002



          IN WITNESS WHEREOF: I have hereunto set my hand this 16th day of February, 1994.


                                   /s/ Marilyn S. Hershman
                                   -----------------------
                                   Marilyn S. Hershman, Incorporator



                              ARTICLES OF AMENDMENT
                        TO ARTICLES OF INCORPORATION OF
                               PARADISE TAN, INC.

          Pursuant to the provisions of Article 4.04 of the Texas Business Corporations Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:


                                  ARTICLE ONE
          The name of the corporation is PARADISE TAN, INC.


                                  ARTICLE TWO
          The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 23, 1999. The Amendment alters Article Four of the original Articles of Incorporation to read as follows:

                                  ARTICLE FOUR
               The aggregate number of shares which the Corporation shall have authorized to issue is Ten Million (10,000,000) shares, no par value.

          This Amendment will not affect an exchange in stock.


                                  ARTICLE THREE
          The number of shares of the corporation outstanding at the time of the adoption was 1,00; and the number of shares entitled to vote on the amendment was 1,000.


                                  ARTICLE FOUR
          The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.


          DATED July 23, 1999.

                                   PARADISE TAN, INC.


                                   By: /s/ Dan Sturdivant
                                       ------------------
                                       Dan Sturdivant, Vice President



                               ARTICLES OF MERGER
                        COMBINATION OF MULTIPLE ENTITIES


          Pursuant to the provisions of Article 5.04 of the Texas Business Corporations Act, the undersigned corporations certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act.

          1. The name of each of the undersigned corporation(s) and other entities that are a part to the plan of merger or that are to be created by the plan of merger, the type of such corporation or other entity are organized are:

     Name of Corporation or Entity        Type of Entity          State
     -----------------------------        --------------          -----
     Paradise Tan, Inc.                   Corporation             Texas
     S. Joseph & Associates, Inc.         Corporation             Texas
     QT Products, Inc.                    Corporation             Texas

          2. A plan of merger was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporations Act providing for the combination of Paradise Tan, Inc., S. Joseph & Associates, Inc. and QT Products, Inc., and resulting in Paradise Tan, Inc., being the surviving and/or new corporation in the merger. The surviving corporation will be responsible for all fees and franchise taxes of the merging entities.

          3. An executed copy of the plan of merger is on file at the principal place of business of Paradise Tan, Inc., 700 Harwood, Suite G-5, Hurst Texas 76054, and a copy of the plan of merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to or created by the plan of merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

          4. No amendments to the Articles of Incorporation of any domestic surviving corporation are to be effected by the merger.

          5. As of each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class of series of stock of such corporations entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:


                                 Number of     Class       Number of Shares
     Name of                     Shares        or          Entitled to Vote as a
     Corporation                 Outstanding   Series      Class or Series
     --------------------------- -----------   ------      ---------------------
     Paradise Tan, Inc.            1,000       Common          1,000
     QT Products, Inc.             1,500       Common          1,500
     S. Joseph & Associates, Inc.  1,000       Common          1,000


          6. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, and if voted for and against the plan of merger, are as follows:

                                                            Number of
                                                            Shares entitled
                                                            To Vote as Class
                              Total   Total                 or Series
     Name of                  Voted   Voted     Class or    Voted   Voted
     Corporations             For     Against   Series      For     Against
     --------------------     -----   -------   --------    ----------------
     Paradise Tan, Inc.       1,000      0      Common         1,000
     QT Products, Inc.        1,500      0      Common         1,500
     S. Joseph & Associates   1,000      0      Common         1,000


          7. The plan of merger and the performance of its terms were duly authorized by all action required by the law under which each foreign corporation of other entity that is a party to the merger was incorporated or organized and by its constituent documents.

          8. The merger will become effective on August 11, 1999 at 11:00 a.m. in accordance with the provisions of Article 10.03 of the Texas Business Corporations Act.

     Note: The merger will become effective upon the issuance of the certificate of merger by the secretary of State in accordance with Article 5.05 of the Texas Business Corporation Act, unless the merger's effective date is delayed to a subsequent date and time or conditioned upon the occurrence of a future event pursuant to the provisions of Article TBCA, 10.03.


     DATED August 10, 1999


PARADISE TAN, INC.                    S. JOSEPH & ASSOCIATES, INC.

By:  /s/ Ron Schaefer                 BY:  /s/ S. Joseph & Associates, Inc.
     ------------------                    --------------------------------
Its: President                        Its: President


QT PRODUCTS, INC.

BY:  /s/ Dan Sturdivant
     ------------------
Its: President



                              ARTICLES OF AMENDMENT
                        TO ARTICLES OF INCORPORATION OF
                               PARADISE TAN, INC.

          Pursuant To the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

          The name of the corporation if PARADISE TAN, INC


                                  ARTICLE TWO
          The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of December 20, 1999. The Amendment adds Article Nine to the Articles of Incorporation which were amended on July 23, 1999. Article Nine read as follows:

                                  ARTICLE NINE
               Pursuant to the provisions of he Texas Business Corporations Act, any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or which may be taken at any annual or special meeting of the shareholders, including, without limitation, any action with regard to amendment of these Articles, merger of this corporation with another, or disposition of all or substantially all of its assets, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than a minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


                                  ARTICLE THREE
          The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of February 1, 2000. The Amendment alters Article Four of the Articles of Incorporation which were amended on July 23, 1999 and December 20, 1999 and now changes the par value of the common stock to read as follows:

                                  ARTICLE FOUR
               The aggregate number of shares of common stock which the Corporation shall have authorized to issue of Ten Million (10,000,000) shares of common stock shall have a par value of $.01 per share.


                                  ARTICLE FOUR
          The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of September 5, 2001. The Amendment alters article Four of the Articles of Incorporation which were amended on July 23, 1999, December 20, 1999, and February 1, 2000 and now adds the following:

                                  ARTICLE FOUR
          (a) The corporation is authorized to issue One Million (1,000,000) shares of Preferred Stock with a par value of $10.00 per share.

          (b) All voting power of the corporation is vested in the common stock and, except as required by applicable law, no shares of Preferred Stock has any right to vote on any matter.

          (c) The Board of Directors of the corporation is authorized, from time to time, to divide the shares of Preferred Stock into classes, to designate each such class, to fix and determine separately for each such class the relative rights, limitations, and preferences of such class, and to issue shares of any class of Preferred Stock then or previously designated, fixed, or determined.

          (d) No holder of any stock or other securities of the corporation has, as the holder thereof, any pre-emptive of preferential right to receive, purchase, or subscribe to any other stock or other securities that may be issued or sold by the corporation.


                                  ARTICLE FIVE
          The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of June 1, 2002. The Amendment alters Article Four of the Articles of Incorporation which were amended on July 23, 1999, December 20, 1999, February 1, 2000 and September 5, 2001and now changes the amount of authorized common stock to read as follows:

                                  ARTICLE FOUR
               The aggregate number of shares of common stock which the Corporation shall have authorized to issue is Twenty Million (20,000,000) shares of common stock with a par value of $.01 per share.


                                  ARTICLE SIX
          The number of shares of the corporation outstanding at the time of the adoption and voting for the amendments were as follows:

          Articles of Amendment dated December 20, 1999:
               Shares outstanding 100,000 common shares.
               Shares voting for the Amendment were 72,000 shares. Shares with no vote were 28,000 shares.


          Articles of Amendment dated February 1, 2000:
               Shares outstanding were 7,018,000 common shares.
               Shares voting for the Amendment by way of a consent of the majority were 7,000,000 common shares.

          Articles of Amendment dated September 5, 2001:
               Shares outstanding were 9,277,500.
               Shares voting for the Amendment by way of a consent of the majority were 7,000,000 common shares.

          Articles of Amendment dated June 1, 2002:
               Shares outstanding were 9,469,500.
               Shares voting for the Amendment by way of a consent of the majority were 7,100,000 common shares.


          DATE: January 9, 2003.


                         PARADISE TAN, INC.

                         By: /s/ Ron Schaefer
                             ----------------
                             Ron Schaefer, President


                              ARTICLES OF AMENDMENT
                        TO ARTICLES OF INCORPORATION OF
                               PARADISE TAN, INC.

          Pursuant To the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

          The name of the corporation if PARADISE TAN, INC


                                  ARTICLE TWO

     The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of April 16, 2003. The Amendment alters Article Four of the Articles of Incorporation which were amended on July 23, 1999, December 20, 1999, February 1, 2000, September 5, 2001, and June 1, 2002 and now changes the amount of authorized common stock to read as follows:

                                  ARTICLE FOUR
               (a) The aggregate number of shares of common stock which the Corporation shall have authorized to issue is Fifty Million (50,000,000) shares of common stock with a par value of $.01 per share.

          The rest of Article Four remains the same.


                                  ARTICLE THREE
          The number of shares of the corporation outstanding at the time of the adoption and voting for the amendments were as follows:

          Shares outstanding were 16,634,117
          Shares voting for the Amendment by way of a consent of the majority were 12,119,998 common shares.



     DATE: April 16, 2003.


                         PARADISE TAN, INC.


                         By: /s/ Ron Schaefer
                             ----------------
                             Ron Schaefer, President